EXHIBIT 10.42
*DENOTES EXPURGATED INFORMATION

                           BREWING SERVICES AGREEMENT
                                     BETWEEN
                            CITY BREWING COMPANY, LLC
                                       AND
                             BOSTON BEER CORPORATION

      AGREEMENT entered into effective as of the 1st day of July, 2002 (the "Effective Date"), by and between CITY BREWING COMPANY, LLC, a Wisconsin limited liability company ("City Brewing"), and BOSTON BEER CORPORATION, a Massachusetts corporation ("Boston Beer"). Boston Beer and City Brewing are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

      City Brewing and Boston Beer desire to enter into an agreement pursuant to which Boston Beer's proprietary malt beverages shall be brewed and packaged at City Brewing's facility located in La Crosse, Wisconsin (the "Brewery").

      ACCORDINGLY, in consideration of the mutual agreements contained in this Agreement, the Parties, intending to be legally bound, hereby agree, as follows:

1.    SCOPE OF AGREEMENT.

      (a) During the Term of this Agreement, as defined in Section 5 below, and in accordance with the terms and conditions set forth herein, City Brewing agrees to brew, package and sell to Boston Beer, or, in the event an alternating proprietorship be established (as set forth in Section 10 below), City Brewing shall give Boston Beer access to the Brewery and make available to Boston Beer City Brewing's production personnel to allow Boston Beer to produce Boston Beer's proprietary Beer Products, as defined in Section 1(b) below.

      (b) For purposes of this Agreement, Boston Beer's "Beer Products" shall include those products set forth in Exhibit A attached hereto, together with certain specially ordered and seasonal malt beverage products identified as such by Boston Beer ("Special Orders") and such other beer products as Boston Beer may introduce from time to time. Special Orders and other beer products not listed on Exhibit A, as amended from time to time, must be approved by City Brewing prior to the submission by Boston Beer of orders for such products, provided, however, that City Brewing shall not unreasonably withhold or delay such approval. Boston Beer shall periodically provide to City Brewing an updated schedule of all Boston Beer products which Boston Beer deems to be Beer Products, subject to this Agreement.

2.    CONTROL OF PRODUCTION OF BEER PRODUCTS; PUBLIC STATEMENTS.

      (a) All Beer Products shall be brewed and packaged according to Boston Beer's specifications, including the maintenance of standards and quality control programs. Boston Beer shall have ultimate responsibility and authority over every detail of the production process

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

for Beer Products at the Brewery, with such responsibility and authority as to those parameters affecting beer taste and quality to be the same as if Boston Beer were the owner of the Brewery. Boston Beer shall have the right, at any time, to monitor and review the practices and procedures of City Brewing in the production and packaging of Beer Products and to inspect the Brewery. If a decision made by Boston Beer in the exercise of its authority under this Section 2(a) results in additional costs over and above the costs of the then current operations, City Brewing shall be entitled to be reimbursed by Boston Beer for such costs. In addition, in the exercise of its authority under this Section 2(a), Boston Beer shall not interfere with City Brewing's production processes for its own proprietary brands or for other brands that it produces under contract with third parties.

      (b) Consistent with the provisions of Section 2(a) above, City Brewing and Boston Beer will, in any and all public statements or comments, recognize that Boston Beer controls the ingredients, recipe, brewing processes and procedures and quality and taste parameters for all Beer Products produced at the Brewery and that Boston Beer is the brewer of all such Beer Products. Neither party will make any public statements inconsistent with the foregoing.

      (c) Each Party agrees to take all commercially reasonable steps to prevent any of its personnel from making disparaging or otherwise adverse remarks about the products of the other Party.

3.    COMMITTED CAPACITY; COMMITMENT FEE.

      (a) During the Term, City Brewing shall make available to Boston Beer for brewing of Beer Products up to [*] barrels per month, and up to [*] barrels per contract year, of production at the Brewery (the "Committed Capacity"). The Committed Capacity is based on anticipated tank usage and availability and shall be increased or decreased in inverse proportion to the extent that actual average tank usage varies from five weeks per storage cycle. Boston Beer will, however, endeavor, to the extent reasonably possible, to provide City Brewing with [*] ([*]) days advance written notice of any expected increase or decrease in its expected production requirements which varies more than [*]% from any previously submitted monthly forecasts for the period in question, in order to allow City Brewing to plan its capacity utilization at any Brewery. Beer Products shall primarily be produced in packaged units described in Section 7 below.

      (b) Boston Beer shall pay a commitment fee to City Brewing in the amount of [*] Dollars ($[*]) for any year in which Boston Beer does not purchase at least [*] barrels of Beer Products from City Brewing under this Agreement, such fee to be due and payable within [*] ([*]) days after the end of the applicable contract year.

4.    PRICE AND MANNER OF PAYMENT.

      (a) Boston Beer shall pay City Brewing for Beer Products produced at the Brewery an amount (the " Price") equal to the sum of (i) a processing charge or brewing fee (the "Fixed Charge") as set forth in the Pricing Schedule attached hereto as Exhibit B plus (ii) the net cost

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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(taking into account purchase discounts but not discounts resulting from credit terms) to City Brewing of all Hops (as defined in Section 8 below), malt, flavorings and Packaging Materials (also as defined in Section 8 below) including actual loss factors, purchased by City Brewing and used directly in the production of Beer Products, plus (iii) deposits for case pallets and kegs at City Brewing's standard rate or as otherwise agreed between the Parties. The Fixed Charge for other packaging units not listed in Exhibit B shall be set by the Parties based on proportionate volume and packaging efficiencies relative to the units described in said Exhibit. City Brewing shall be entitled to increase each Fixed Charge, effective as of January 1 in each year while the Agreement remains in effect (the "inflation adjustment"), with the first such increase pursuant to this Agreement to be effective as of January 1, [*], at a rate equal to [*] percent ([*]%) of the increase in the consumer price index in the preceding twelve (12) months. On the first January 1st after new or extended agreements with the bargaining units at the Brewery covering at least [*]% of the Brewery workers are completed, and on each subsequent January 1st, if so decided by City Brewing, in lieu of the "inflation adjustment", the Fixed Charge will be increased by [*]% of the average percentage increase in the wages of those bargaining units for the preceding 12 months.

      (b) The Price is F.O.B. the carrier's trucks at City Brewing's dock (i.e., the Price includes the cost and risk of loading trucks at City Brewing's dock) and includes labor, overhead, profit, and other costs incurred in the production of packaged Beer Products suitable for shipment by truck.

      (c) The Price excludes any federal and state excise taxes, which City Brewing may pass along to Boston Beer, if City Brewing pays such taxes in compliance with Federal and state laws. If an alternating proprietorship between Boston Beer and City Brewing with Boston Beer being the brewer of record has been established, Boston Beer is required to submit certain reports to the Federal Alcohol, Tobacco and Firearms Department ("ATF") and to pay the required excise tax, which such tax is based upon the number of barrels, or fraction thereof, that leave the Brewery premises. So that Boston Beer may complete and file the required reports and to pay the excise taxes on such production on a timely basis, City Brewing agrees to provide Boston Beer with the required information within the time periods set forth on Exhibit C attached hereto.

      (d) Assuming Boston Beer uses pallets interchangeable with City Brewing, the Price plus deposit also includes any charge for Boston Beer's use of pallets owned by City Brewing.

      (e) City Brewing shall provide electronic reports to Boston Beer, in form and content mutually acceptable to the parties, showing the quantity of Beer Products actually produced and shipped on the previous day. City Brewing will invoice Boston Beer electronically on a weekly basis for the Price of Beer Products produced in the previous week and Boston Beer shall pay such invoices within [ * ] ([ * ]) business days after receipt of the invoice from City Brewing by wire or other mutually agreed upon method. All other amounts otherwise chargeable to Boston Beer hereunder shall be invoiced by City Brewing reasonably promptly in accordance with normal business practices following the month in which incurred by City Brewing. Such timely invoices shall similarly be paid by Boston Beer within [ * ] ([*]) days of receipt. Neither party

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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shall be liable for any liability if such notification and invoice is issued more than [*] ([*]) days following the date on which such expense is incurred.

      (f) City Brewing shall have the right to increase the Price to reflect City Brewing's actual incremental cost for any Special Orders which use a more expensive brewing process or longer time frames or which have more expensive packaging processes than used to produce [*]. Other pricing and payment terms for Special Orders shall be in accordance with the foregoing provisions of this
Section 4, including the timely invoicing requirements of paragraph (e) above.

      (g) Boston Beer shall also be entitled to a proportional reduction in the Fixed Charge to the extent that City Brewing is able to achieve variable cost savings through changes in production procedures initiated by Boston Beer or arising out of any investment made by Boston Beer in City Brewing facilities, including any investments made prior, and subsequent to, the date of this Agreement.

      (h) Volume Rebate: The Fixed Charge will be adjusted for each package based on the following volume reduction schedule, if in any calendar year the volume of Products produced reaches the following volume levels:

[*]       Barrels     $[*] per barrel reduction on volume over [*] Barrels
[*]       Barrels     additional $[*] per barrel reduction on volume over [*] Barrels
[*]       Barrels     additional $[*] per barrel reduction on volume over [*] Barrels

(i.e., the Fixed Charge would be reduced by $[*] per barrel from the Fixed Charge in Exhibit B for each barrel produced after the first [*] barrels in any calendar year)

5.    TERM.

      The term of this Agreement (the "Term") shall commence as of the Effective Date and shall continue until terminated pursuant to Section 6 hereof. The Parties acknowledge that either Party's obligations pursuant to this Agreement to make payments to the other Party and the Parties' respective obligations under Sections 4 and 13, and City Brewing's obligations under Sections 14 and 15 shall survive the termination of this Agreement.

6.    TERMINATION.

      (a) Either Party may terminate this Agreement for any reason whatsoever on not less than [*] ([*]) months' prior written notice to the other Party, effective at any time on or after [*].

      (b) Boston Beer may also terminate this Agreement effectively immediately upon written notice in the event that City Brewing is in default of any of its obligations to brew, package and ship any Beer Products, which default continues for a period of [*] ([*]) business days following receipt by City Brewing of written notice from Boston Beer regarding such default

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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(each such event is hereinafter referred to as a "City Brewing Production
Default".) City Brewing shall not be deemed to be in default of its obligations for purposes of this Section 6(b), if it is in good faith both seeking to correct the circumstances giving rise to its failure to brew, package and ship Beer Products and honoring its obligations under Section 14 hereof, to the extent applicable.

      (c) Boston Beer may also terminate this Agreement effective [*] if (i) all or substantially all of City Brewing's business or assets have been acquired by a third party or (ii) a transaction or series of transactions results in the majority of voting control of City Brewing being acquired by a person or persons not currently holding an equity interest in City Brewery.

      (d) City Brewing may terminate this Agreement on [*] ([*]) days' prior written notice to Boston Beer in the event that Boston Beer is in arrears in payment of undisputed amounts (i) for the production of Beer Products in excess of [*] ([*]) weeks or (ii) for other charges in excess of [*] ([*]) days, and such arrearage has remained outstanding for in excess of [*] ([*]) weeks after written demand for payment was made by City Brewing.

      (e) In the event of bankruptcy by either Party, the non-bankruptcy Party shall have the right to terminate this Agreement.

      (f) Upon termination of this Agreement, Boston Beer shall promptly pay to City Brewing all unpaid invoices in full and all unpaid costs incurred by City Brewing pursuant to this Agreement in the brewing, packaging, shipping and storage of Beer Products, and purchase from City Brewing at City Brewing's cost all City Brewing's inventory of (i) work in process of Beer Products, (ii) ingredients and raw materials unique to the Beer Products, and (iii) Packaging Materials. City Brewing will use all reasonable efforts to minimize such costs upon termination, and Boston Beer will have the right to review documentation evidencing such costs.

7.    PACKAGING, DEPOSITS AND MINIMUM ORDERS.

      (a) Packaging of Beer Products shall consist of (i) twenty-four 12-ounce bottles, whether packaged as a 24 bottle loose case, a four 6-pack case or a two 12-pack case (each a "12-oz. Case Unit"), (ii) twelve 24-ounce bottles (a "24 oz. Case Unit"), (iii) 5.2 U.S. gallons (a "One-Sixth Barrel"), (iv) 7.75 U.S. gallons (a "Quarter Barrel"), and (v) 15.50 U.S. gallons (a "Half Barrel"), and any other package types or configurations that the parties mutually agree to use for packaging such Products. All kegs used will be Sankey-style kegs. Except for one-way pallets paid for by Boston Beer, a deposit per pallet and per keg as set forth in Section 4(a) hereof shall be charged to Boston Beer with corresponding credit applied upon the safe return in good working order of the pallets or kegs to City Brewing. Boston Beer has the right, subject to the approval of City Brewing, which approval will not be unreasonably withheld, to make changes in the packaging used to produce the Beer Products, including but not limited to, the packaging of the Beer Products in can units. The price for packaging in cans will be adjusted by the difference in City Brewing's costs between packaging in bottles and cans.


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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      (b) City Brewing shall package Beer Products at least [*] ([*]) times a month, if requested by Boston Beer, each packaging spread evenly through the month ([*]). Boston Beer shall order at any given time not less than one production run (at present equivalent to one brew in the brew house, [*] Kegs on the racking line and [*] 12-oz. Case Units and [*] 24-oz. Case Units in the bottling line). Boston Beer acknowledges and agrees that the minimum order applies to each beer style, individually, rather than in combination; provided, however, that orders for the bottling line may consist of one shift (currently averaging [*] Case Units) of the Beer Products in combination and any bottling line order shall not be less than [*] Case Units of each beer style, except that for twenty-four ounce (24 oz.) bottles, an order may be comprised of as many as [*] styles of at least [*] cases each.

8.    PACKAGING MATERIALS AND HOPS.

      Crowns, bottles, labels, six-packs, cases, partitions and other packing materials for Beer products (collectively, "Packaging Materials"), or any applicable federal or state taxes (but specifically excluding any taxes in the nature of a tax on income or profits) are not included in the Fixed Charge and shall be borne directly by Boston Beer. All Packaging Materials and all hops to be used in the brewing of Beer Products ("Hops") shall be (i) purchased directly by Boston Beer at its cost for delivery to City Brewing, (ii) the property solely and exclusively of Boston Beer, and (iii) segregated and identified as such. Boston Beer shall be responsible for the storage of Hops and shall release Hops to City Brewing for production on a bi-weekly basis. City Brewing acknowledges that Boston Beer shall be afforded unrestricted 24-hour access to all Packaging Materials and Hops when under City Brewing control for purposes of removal or otherwise. Delivery of Packaging Materials and Hops (on such bi-weekly basis) to City Brewing shall be coordinated between City Brewing and Boston Beer, provided that City Brewing shall be ultimately responsible for coordinating the timely delivery of Packaging Materials and Hops to the appropriate Breweries and other Breweries. Boston Beer shall invoice City Brewing for all Hops delivered to City Brewing hereunder upon delivery and all such invoices shall be payable within [*] ([*]) days of invoicing or at such time may be offset against amounts owing by Boston Beer to City Brewing. All vendors shall be selected by Boston Beer, in its discretion, subject only to meeting City Brewing's customary quality and performance requirements.

9.    RISK OF LOSS.

      City Brewing and Boston Beer acknowledge and agree that, consistent with the F.O.B. pricing terms, the risk of loss in loading the carrier's trucks shall be borne by City Brewing. However, the carrier's driver shall have the right to inspect each shipment for damage prior to leaving the loading dock and, accordingly, Boston Beer shall bear the risk of loss on any shipment of Beer Products, once the carrier's truck leaves City Brewing's loading dock.



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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10.   BREWERY OF RECORD.

      (a) City Brewing shall provide all Beer Products brewed hereunder under the name of "The Boston Beer Company" or such other trade name as Boston Beer shall require as the Brewer of Record. City Brewing shall secure any permits, licenses, approvals and the like required by any federal, state or local governmental agency on behalf of Boston Beer. Boston Beer agrees to reimburse City Brewing promptly for any reasonable out-of-pocket costs, including, without limitation, legal expenses, incurred in connection therewith.

      (b) To the extent requested by Boston Beer, City Brewing shall, to the extent possible, establish and maintain an alternating proprietorship or multiple alternating proprietorships, if necessary, and, subject to and in compliance with all applicable federal, state or local laws, rules and regulations, identify Boston, Massachusetts (or such other location as may be reasonably requested by Boston Beer), as the sole label source for Beer Products. [*].

11.   STORAGE.

      The Price shall include storage of reasonable quantities of packaged Beer Products for up to [*] ([*]) days. City Brewing shall be entitled to charge Boston Beer a reasonable fee for the handling and storage of Beer Products beyond [*] ([*]) days.

12.   FORCE MAJEURE.

      (a) If City Brewing is unable, by reason of a labor dispute, governmental action, act of God or the like, to produce Beer Products at the Brewery to the extent contemplated by this Agreement, it shall, in any event, to the extent it is still able to maintain production at such Brewery, continue to produce Beer Products at such Brewery in proportion to the capacity at such Brewery dedicated to Beer Products prior to the occurrence of the event in question.

      (b) If Boston Beer is unable, by reason of a labor dispute, governmental action, act of God or the like, to produce Beer Products at any brewery not owned by City Brewing but at which from time to time Boston Beer produces Beer Products, and at that time City Brewing has available production capacity at the Brewery, City Brewing shall make such production capacity available to Boston Beer at a price equal to the then current pricing for comparable products being produced by City Brewing for Boston Beer under this Agreement.

13.   CHANGE PARTS AND BREWERY MODIFICATIONS.

      Boston Beer will pay for all change parts and Brewery modifications that are unique to running Boston Beer's packaged Beer Products, provided that (i) City Brewing does not have such parts existing at the Brewery in question, and
(ii) City Brewing notifies Boston Beer in advance of making any such expenditures. Boston Beer shall be entitled to be reasonably

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

compensated for any such investment, whether made prior to or after the date hereof, to the extent that any change parts and/or modifications are used in the production of products other than Beer Products, such compensation to be as agreed from time to time to time by City Brewing and Boston Beer.

14.   AGENCY AND INDEMNIFICATION.

      City Brewing and Boston Beer understand and agree that neither Party is, by virtue of this Agreement or anything contained herein, including City Brewing affixing to any Product and/or registering the name of "The Boston Beer Company," "Boston Beer Company," or "Twisted Tea Brewing Company" constituted or appointed the agent of the other Party for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting Boston Beer or City Brewing any right or authority to assume or to create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner or way whatsoever. Boston Beer shall indemnify and hold harmless City Brewing from and against any and all claims, expenses, causes of action or liabilities of any nature whatsoever (collectively, "Damages"), to the extent that Damages arise solely from the independent conduct of Boston Beer; provided that Damages shall not include any loss, liability, cost or expense incurred by City Brewing as a consequence of the exercise by Boston Beer of any of its rights under this Agreement.

15.   PRODUCT LIABILITY.

      (a) City Brewing and Boston Beer shall each maintain product liability insurance of not less than $[*] and in the amount of $[*] combined single limit in the aggregate relating to the Beer Products produced by City Brewing for Boston Beer.

      (b) City Brewing shall indemnify and hold harmless Boston Beer and all of its affiliates from and against any and all loss, liability, cost or expense of any nature whatsoever, including reasonable attorneys' fees (collectively, "Product Liability Damages"), arising out of or associated with all claims made against Boston Beer by any party or parties for personal injury or property damage caused by impurities, defects, or adulteration of any kind in the Beer Products manufactured and/or packaged by City Brewing, regardless of when manufactured or packaged; except to the extent that (i) Product Liability Damages when caused solely by (i) Boston Beer's improper storage, handling, or alteration of the Beer Products in question; (ii) Packaging Materials or ingredients purchased, specified or otherwise approved by Boston Beer subsequent to written notice from City Brewing reasonably advising that such Packaging Materials or ingredients should not be used in the Beer Products for health and safety reasons: or (iii) Product Liability Damages resulting from inherent properties and/or characteristics of the Beer Products, including, by way of example and not of limitation, health and intoxicating effects of the Beer Products.

      (c) Boston Beer shall indemnify and hold harmless City Brewing and all of its affiliates from and against any and all Product Liability Damages to the extent arising out of [*].


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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      (d) Notwithstanding the provisions of Sections 15(b) and (c) above, in no event shall either Party be liable to indemnify the other Party for consequential damages suffered by the other Party in an amount greater than [*] ([*]) times the aggregate Fixed Charge paid by Boston Beer for all Beer Products produced hereunder during the [*] ([*]) months preceding the month in which occurred the event giving rise to the claim for indemnification, unless such consequential damages are caused by the negligence or willful misconduct of the other Party.

16.   TRADEMARKS.

      (a) City Brewing acknowledges that no trademark or trade name rights in any of the trademarks, trade names, service marks, domain names or logos owned by Boston Beer, including specifically but without limitation those identified on the Trademark Schedule attached hereto as Exhibit D (collectively, the "Trademarks") are granted by this Agreement.

      (b) Boston Beer hereby represents, warrants and covenants that it has and will maintain the right to use the Trademarks and will indemnify and hold harmless City Brewing from any claim of alleged infringement brought by any party against City Brewing, including, but not limited to, City Brewing's reasonable costs of legal expenses.

17.   SUCCESSORS AND ASSIGNS: FUTURE POTENTIAL ACQUISITIONS.

      (a) The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, but shall not be assigned by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld. No failure of a Party to consent to a proposed assignment of this Agreement by the other Party shall be deemed unreasonable if such Party believes in good faith that the proposed assignee is not capable of performing the financial or production obligations of the Party proposing to assign this Agreement. Transfer of ownership to a parent, subsidiary or affiliate of a Party shall not be deemed an assignment under this
Section 17.

      (b) Assignment of this Agreement shall not relieve the assigning Party of its financial obligations hereunder, including its indemnification obligations, if an assignee defaults in the performance of its assigned obligations.

      (c) In the event that Boston Beer shall acquire substantially all of the business and assets of another company which produces and/or distributes beer, or, shall acquire all right, title and interest in and to the brands and trademarks of another company (hereinafter the "Acquired"), then, in such event, if the Acquired has products already being produced by City Brewing, then City Brewing agrees to make available to Boston Beer, for the same period of time that City Brewing has pre-existing commitments for the Acquired, such additional capacity which is equivalent to that with the Acquired; provided, however, that the terms and conditions governing production, including pricing, shall be governed by the terms of this Agreement.


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

      (d) If City Brewing acquires substantially all of the business and assets of another company which produces beer or acquires an additional brewery facility (hereinafter a "City Brewing Acquired Brewery"), then, in such event, if the City Brewing Acquired Brewery has a pre-existing agreement with Boston Beer for the production of Beer Products, City Brewing agrees to continue to make available to Boston Beer, for the same period of time which existed under the pre-existing agreement between Boston Beer and the City Brewing Acquired Brewery, the same capacity as had been committed to Boston Beer by the City Brewing Acquired Brewery; provided, however, that the terms and conditions governing production, including pricing, shall be governed by the terms of this Agreement.

18.   GOVERNING LAW.

      This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts.

19.   ARBITRATION.

      Any disagreement, dispute, controversy or claim with respect to the validity of this Agreement or arising out of or in relation to the Agreement, or breach hereof, shall be finally settled by arbitration in a mutually agreeable location other than New York, New York, Boston, Massachusetts or Chicago, Illinois, in accordance with the articles of the American Arbitration Association for Commercial Arbitration. The arbitrators shall have the right to assess costs, including legal expenses, in favor of the prevailing Party, including, if applicable, travel costs. Notwithstanding the foregoing, the Parties may have recourse to the courts of the United States of America for the purpose of obtaining preliminary injunctive relief.

20.   EXECUTION IN COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

21.   AMENDMENTS.

      No amendment, change, or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed on behalf of the parties hereto by their duly authorized representatives.

22.   NO THIRD PARTY BENEFICIARIES.

      City Brewing and Boston Beer agree that this Agreement is solely for their benefit and does not nor is it intended to create any rights in favor of, or obligations owing to, any person not a party to this Agreement.


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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23.   MERGER: SEPARABILITY.

      This Agreement terminates and supersedes all prior formal or informal understandings among the Parties with respect to the subject matter contained herein. Should any provision or provisions of this Agreement be deemed ineffective or void for any reason whatsoever, such provision or provisions shall be deemed separable and shall not affect the validity of any other provision.

24.   NON-EXCLUSIVE NATURE OF AGREEMENT.

      (a) Nothing contained in this Agreement shall require Boston Beer to avail itself of the Committed Capacity or preclude Boston Beer from engaging any other brewer for the purpose of producing and distributing Beer Products.

      (b) Boston Beer acknowledges that City Brewing's business includes brewing specialty malt beverage products, including products that may compete directly with, use the same brewing ingredients and formulae as, and/or are of the same style as one or more of the Beer Products. Boston Beer agrees that nothing contained in this Section 24 shall in any manner prevent, limit, restrict or otherwise affect City Brewing's right to continue and expand such aspect of its business, including by introducing new products that compete directly with existing Beer Products, so long as City Brewing does not intentionally (i) copy the identical brewing formulae and ingredients of any Beer Product, (ii) use any proprietary yeast specifically supplied to City Brewing by Boston Beer solely for use in producing Beer Products; or (iii) use labeling or other packaging which infringes any of Boston Beer's Trademarks or copies Boston Beer's marketing position and strategy.

25.   YEAST STRAINS.

      City Brewing will keep all yeast strains supplied by Boston Beer free of any contamination and will not use such yeast strains to brew any beers other than the Beer Products. The obligations of City Brewing under this Section 25 shall survive any termination of this Agreement. City Brewing shall, upon the request of Boston Beer, return any proprietary yeast strains it may have in its possession or under its control.

26.   LABORATORY ANALYSIS; QUALITY ASSURANCE

      City Brewing will perform the laboratory analysis and monitor production and packaging of the Beer Products in accordance with standards set forth on Exhibit E attached hereto. Under such procedures, City Brewing will examine samples of each Product prior to and after packaging.

27.   CONFIDENTIALITY.

      The Parties agree that, except as they shall otherwise mutually determine from time to time, the terms of this Agreement and any notices given hereunder or other communications

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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with respect to the substance of the relationship between them shall be maintained in confidence; provided that each Party shall be permitted to make such disclosures of confidential information to such courts and other public or governmental agencies as their counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state laws.

28.   NOTICES.

      All notices required herein shall be given by certified mail, return receipt requested, or by overnight courier service, to the following addresses (unless change thereof - has previously been given to the party giving notice) and shall be deemed effective when received:

                  If to Boston Beer:

                           Martin F. Roper, President and CEO
                           Jeffrey D. White, Chief Operating Officer
                           Boston Beer Corporation
                           75 Arlington Street
                           Boston, MA  02116

                  with a copy to:

                           Legal Department
                           Boston Beer Corporation
                           75 Arlington Street
                           Boston, MA 02116

                  If to City Brewing:

                           Randy Hull, Director of Business Development
                           City Brewing Company, LLC
                           925 South Third Street
                           La Crosse, WI  54601

29.   RIGHTS OF OFFSET.

      City Brewing and Boston Beer agree that, to the extent that either of them is at any time owed money by the other Party, including on regular invoices sent as provided herein, such Party may set off such amount against any undisputed monies owed by it to such Party from time to time, any such set-off to be accomplished by written notice to the owing Party, effective upon being sent.


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

30.   DELIVERIES TO JOINT WHOLESALERS.

      To the extent permitted by applicable law and at the request of Boston Beer, City Brewing will combine Beer Products and City Brewing products in single truckloads for delivery to "Joint Wholesalers," in which case freight costs shall be pro-rated. For this purpose, a "Joint Wholesaler" is a licensed beer wholesaler that has been duly authorized by both Boston Beer and City Brewing to distribute their respective products. City Brewing and Boston Beer will cooperate with each other in the coordination of order entry so as to facilitate such single truckload deliveries.

31.   LIMITATION ON PERIOD OF CLAIMS.

      Except as otherwise provided in this Agreement with respect to specific issues, all claims hereunder must be brought no later than [*] after such claim arose or the Party having such claim shall be deemed to have waived or forever released it; provided that, for purposes of this Section 31, a claim based on a claim by a third party shall be deemed to have arisen at the time that the Party asserting a claim first became aware of it.

      IN WITNESS WHEREOF, City Brewing and Boston Beer have executed this Agreement as of the date first above written.

                                         CITY BREWING COMPANY, LLC



                                         By: s/ RANDY J. HULL
                                             -----------------------------------
                                             [Title]  President

                                         BOSTON BEER CORPORATION



                                         By: s/ MARTIN F. ROPER
                                              ----------------------------------
                                             Martin F. Roper, President and CEO



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    Exhibit A

                                  Beer Products

                                       [*]




[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    Exhibit B

                                Pricing Schedule

                                                             [*]






[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    Exhibit C

                    Reports under Alternating Proprietorship

      City Brewing shall provide to Boston Beer the number of barrels of Beer Products produced by City Brewing and which have left the Brewery
("Production/Tax Data"), on or before the following dates:

      (i) With respect to Production/Tax Data during each calendar month, except for September, City Brewing shall provide such information within no more than five calendar days following the fifteenth and last day of each month in order that Boston Beer may submit and pay the applicable excise taxes which are due within fourteen days following the 15th and last day of each month (or which is due on the preceding business day if the fourteenth day, as aforesaid, should fall on a Saturday, Sunday or legal holiday);

      (ii) With respect to Production/Tax Data for the month of September in each year, City Brewing agrees to provide Boston Beer with Production/Tax Data for the following periods within the time frames hereinafter set forth: For the period from September 1 through September 15, such Production/Tax Data must be received by Boston Beer no later than September 20; for the period from September 16 through September 26, Production/Tax Data must be received by Boston Beer no later than September 28; and for the period from September 27 through September 30, City Brewing agrees to provide the Production/Tax Data no later than October 5.

      (iii) In the event that the provisions of 27 CFR, Subpart K are amended, Boston Beer shall supply City Brewing with written notice of any changes required in the reporting schedule set forth above.



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    Exhibit D

                             Schedule of Trademarks

TRADEMARK                                  REGISTRATION NO., IF APPLICABLE         DATE OF ISSUANCE
---------                                  -------------------------------         ----------------
Sam Adams(R)                                           1,987,061                   July 16, 1996
Sam Adams(R) (Stylized)                                2,054,509                   April 22, 1997
Samuel Adams(R)                                        1,987,062                   July 16, 1996
Samuel Adams Portrait Logo(R)                          2,402,492                   November 7, 2000
Samuel Adams Boston Lager(R)                           1,522,026                   January 24, 1989
Sam Adams Light(TM)                                    76/254,442
Twisted Tea(R)                                         2,574,263                   May 28, 2002



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                           QUALITY ASSURANCE EXHIBIT E

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - WORT

TYPE OF TEST                                                  MINIMUM TEST FREQUENCY
------------                                                  ----------------------
pH                                                            Each Brew
Starch Conversion (Brewing Dept.)                             Each Brew
Color                                                         As Requested
Dissolved Oxygen                                              1 Brew Weekly

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BEER

TYPE OF TEST                                                  MINIMUM TEST FREQUENCY
------------                                                  ----------------------
END OF FERMENTATION
-------------------

Original Gravity                                              Each Tank
Real Extract                                                  Each Tank
Alcohol                                                       Each Tank
Real Degree of Attenuation                                    Each Tank
VDK                                                           Each Tank
pH                                                            Each Tank
IBU                                                           As Requested
Color                                                         As Requested

RUH BEER
--------

Original Gravity                                              Each Tank
Real Extract                                                  Each Tank
Alcohol                                                       Each Tank
Real Degree of Attenuation                                    Each Tank
Dissolved Oxygen (Brewing Dept.)                              Each Tank
pH                                                            Each Tank
IBU                                                           Each Tank
Color                                                         Each Tank
Sensory Evaluation                                            Each Tank


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                         QUALITY ASSURANCE EXHIBIT cont.

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BEER

TYPE OF TEST                                                  MINIMUM TEST FREQUENCY
------------                                                  ----------------------
PACKAGE RELEASE BEER
--------------------
Original Gravity                                              Each Tank
Real Extract                                                  Each Tank
Alcohol                                                       Each Tank
Color                                                         Each Tank
pH                                                            Each Tank
Turbidity                                                     Each Tank
Dissolved Oxygen (Brewing Dept.)                              Each Tank
CO2 (Brewing Dept.)                                           Each Tank
Temperature (Brewing Dept.)                                   Each Tank
Sensory Evaluation                                            Each Tank

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - WATER

TYPE OF TEST                                                  MINIMUM TEST FREQUENCY
------------                                                  ----------------------
RAW WATER
---------

pH                                                            Weekly
Alkalinity                                                    Weekly
Turbidity                                                     Weekly
Sensory Evaluation                                            Weekly

CARBON TREATED WATER
--------------------

Carbon                                                        Weekly

BREWING WATER AND R.O. WATER
----------------------------

pH                                                            Daily
Alkalinity                                                    Daily
Conductance                                                   Daily
Turbidity                                                     Daily
Sensory Evaluation                                            Daily

DILUENT
-------

Dissolved Oxygen (Brewing Dept.)                              Each Tank


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                         QUALITY ASSURANCE EXHIBIT cont.

STANDARD ANALYTICAL TESTING SCHEDULE - PACKAGING - ALL PRODUCTS

TYPE OF TEST - PRODUCT                               MINIMUM TEST FREQUENCY
---------------------------                          -----------------------
Package Air (bottles and cans)                       3 units/2 hours and Each Tank Change
CO2 (bottles and cans)                               3 units/2 hours and Each Tank Change
Fill Volume (bottles and cans)                       5 units/2 hours and Each Tank Change
Product Analysis (alcohol, RE, OG)                   Start-up and Each Tank Change
NA Beer Analysis (alcohol, RE, OG)                   Start and End of Each Run

TYPE OF TEST -PACKAGE
---------------------

Crown Crimp Check (Packaging Dept.)                  2 sets/shift/crowner
Removal Torque                                       1 set/shift/crowner or capper
Filled Carton Package Evaluation (Packaging Dept.)   48 units/2 times/shift/line
Metal Exposure (cans)                                12 units/2 times/shift/line
1st Operation Seam Check                             1/week and after seamer maintenance
2nd Operation Seam Check                             l/shift/seamer
Can Lubricant Contamination                          l/shift/seamer
Seamer Lubricant Check (Packaging Dept.)             2/shift
Can Filtec Rejects Visual (Packaging Dept.)          Every hour/line
Sensory Evaluation                                   Each Tank Change

PACKAGING LINE EQUIPMENT
------------------------

Glass Inclusion Monitoring (QA/Packaging)            24 bottles/2 hrs. and 100 bottles@Start-up
Pasteurizer Temperature Monitoring
 (Packaging Dept.)                                   Every 2 hours/line
Pasteurizer PU Check                                 1/week/line and at changeovers Pasteurizer Pressure Switch
Check (Packaging Dept.)                              1/shift/line
Package Filtec Check (Packaging Dept.)               Every 2 hours/line
Full Case Filtec Check (Packaging Dept.)             2/shift/line
Date Coding-cans, bottles, carriers, cartons
  (Packaging)                                        Every 2 hours and line and changeovers
Carton Set-up and Gluing (Packaging Dept.)           Every 30 minutes/line

STANDARD ANALYTICAL TESTING SCHEDULE -BREWING -BLENDED PRODUCTS

PRODUCT RELEASE TANKS

TYPE OF TEST                                         MINIMUM TEST FREQUENCY
------------                                         ----------------------
Original Gravity                                     Each Tank
Specific Gravity                                     Each Tank



[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                         QUALITY ASSURANCE EXHIBIT cont.

STANDARD ANALYTICAL TESTING SCHEDULE -BREWING -BLENDED PRODUCTS

PRODUCT RELEASE TANKS

TYPE OF TEST                                                  MINIMUM TEST FREQUENCY
------------                                                  ----------------------
Refractive Index                                              Each Tank
Real Extract                                                  Each Tank
Alcohol                                                       Each Tank
Color                                                         Each Tank
pH                                                            Each Tank
Turbidity                                                     Each Tank
Degrees Brix                                                  Each Tank
Total Acidity                                                 Each Tank
Dissolved Oxygen (Brewing Dept.)                              Each Tank
CO2 (Brewing Dept.)                                           Each Tank
Temperature (Brewing Dept.)                                   Each Tank
Sensory Evaluation                                            Each Tank

STANDARD ANALYTICAL TESTING SCHEDULE -MICROBIOLOGY

TYPE OF TEST                                                  MINIMUM TEST FREQUENCY
------------                                                  ----------------------
Cooler Wort (aerobes and anaerobes)                           1/week
Pitched Wort (aerobes and anaerobes)                          Each Fermenter
Pitched Wort Cell Count                                       1/week
Yeast % Solids (Brewing)                                      Each Brink
Dead Cell Count                                               1/day

IN-PROCESS PRODUCT
------------------

Ruh Storage Tanks (aerobes and anaerobes)                     Each Tank
Package Release Tanks (aerobes and anaerobes)                 Each/l week
Filter Series (aerobes and anaerobes)                         1/week
Extended Age Product >28 days                                 1/week/tank

PACKAGED PRODUCT
----------------

Bottles and Cans (aerobes and anaerobes)                      1/line/week at start-up
Rinse Water                                                   1/line/week
Jetter Water                                                  1/line/week


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                         QUALITY ASSURANCE EXHIBIT CONT.

STANDARD ANALYTICAL TESTING SCHEDULE - MICROBIOLOGY

TYPE OF TEST                                                  MINIMUM TEST FREQUENCY
------------                                                  ----------------------
WATER
-----

Well Water (coliforms)                                        1/month
Raw Water (aerobes)                                           1/week
Diluent Water (aerobes)                                       Each/1 week
Brewing Water (aerobes)                                       Each/1 week

PITCHING YEAST
--------------

Morphology                                                    1/day
Dead Cells                                                    1/day
Aerobes and Anaerobes                                         1/day
Wild Yeast                                                    1/day


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.